As filed with the Securities and Exchange Commission on January __, 2005
                                                      Registration No. 333-_____
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                SPATIALIGHT, INC.
               (Exact name of issuer as specified in its charter)

                NEW YORK                                       16-1363082
     (State or other jurisdiction of                        (I.R.S. Employer
     incorporation or organization)                        Identification No.)
    FIVE HAMILTON LANDING, SUITE 100
           NOVATO, CALIFORNIA                                     94949
(Address of Principal Executive Offices)                       (Zip Code)

                    SPATIALIGHT, INC. 1999 STOCK OPTION PLAN
                            (Full title of the plan)

                                 Robert A. Olins
                             Chief Executive Officer
                                SpatiaLight, Inc.
                        Five Hamilton Landing, Suite 100
                            Novato, California 94949
                                 (415) 883-1693
            (Name, address and telephone number of agent for service)
                                   Copies to:
                                Melvin Katz, Esq.
                                 Bryan Cave LLP
                           1290 Avenue of the Americas
                            New York, New York 10104
                    APPROXIMATE DATE OF PROPOSED SALE TO THE
              PUBLIC FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF
                          THIS REGISTRATION STATEMENT.
                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
        TITLE OF EACH                                         PROPOSED MAXIMUM           PROPOSED MAXIMUM
     CLASS OF SECURITIES              AMOUNT TO BE             OFFERING PRICE           AGGREGATE OFFERING           AMOUNT OF
       TO BE REGISTERED                REGISTERED               PER SHARE(1)                 PRICE(1)             REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Shares, par value $.01          2,000,000                    $5.04                   $9,200,000              $1,082.84
per share (2)
------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended, based upon the average of the high and low sales prices reported on the Nasdaq SmallCap Market on January 26, 2005.

(2) These shares represent the underlying common shares for options issued to participants in the Company's 1999 Stock Option Plan, as amended.



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

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents of SpatiaLight, Inc. (the "Company" or the "Registrant"), previously filed with the Securities and Exchange Commission (the "SEC"), are incorporated herein by reference and made a part hereof:

         o Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed on March 30, 2004.

         o The description of our common shares contained in our Registration Statement on Form 8-A filed with the SEC on February 5, 1992, under
            Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

         o Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30, and September 30, 2004, filed on May 13, August 11, and November 15, 2004, respectively.

         o Current Reports on Form 8-K filed with the SEC on December 6, 2004, December 10, 2004 and December 22, 2004.

         o  Current Report on Form 8-K/A filed with the SEC on December 22,
            2004.

         All documents filed by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 following the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.


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



ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Restated Certificate of Incorporation, as amended, of the Registrant, filed November 6, 1991 (the "Restated Certificate"), provides in relevant part at paragraph 7, that

                  The directors of the corporation shall not be personally liable to the corporation or its shareholders for damages for any breach of duty in such capacity occurring after the adoption of the provisions authorized in this certificate of incorporation, provided, however, that the provisions contained herein shall not eliminate such directors' liability if a judgment or other final adjudication adverse to the director establishes that (i) the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of the law; (ii) that the director personally gained a financial profit or other advantage to which the director was not legally entitled; or (iii) that the directors' acts violated the provisions of
                  Section 719 of the New York Business Corporation
                  Law.

         Sections 721 through 726 of the New York Business Corporation Law provide the statutory basis for the indemnification by a corporation of its officers and directors when such officers and directors have acted in good faith, for a purpose reasonably believed to be in the best interests of the corporation, and subject to specified limitations set forth in the New York Business Corporation Law.

         As authorized by Article V of the Registrant's Bylaws, directors and officers of the Registrant, and certain of the Registrant's employees, have been availed of the broadest scope of permissible indemnification coverage consistent with the New York Business Corporation Law. Article V of the Registrant's Bylaws provides as follows:

         5.1 INDEMNIFICATION. The Corporation shall indemnify (a) any person made or threatened to be made a party to any action or proceeding by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation and (b) any director or officer of the Corporation who served any other company in any capacity at the request of the Corporation, in the manner and to the maximum extent permitted by the Business Corporation Law of New York, as amended from time to time; and the Corporation may, in the discretion of the Board of Directors, indemnify all other corporate personnel to the extent permitted by law.

         5.2 AUTHORIZATION. The provisions for indemnification set forth in
Section 5.1 hereof shall not be deemed to be exclusive. The Corporation is hereby authorized to further indemnify its directors or officers in the manner and to the extent set forth in (i) a resolution of the shareholders, (ii) a resolution of the directors, or (iii) an agreement providing for such indemnification, so long as such indemnification shall not be expressly prohibited by the provisions of the Business Corporation Law of New York.

         The foregoing provisions provide for the indemnification of our directors and officers in a variety of circumstances, which may include liabilities under the Securities Act. It is currently unclear as a matter of law what impact these provisions will have regarding securities law violations. The SEC takes the position that indemnification of directors, officers and controlling persons against liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and therefore is unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.



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

ITEM 8. EXHIBITS

         The following exhibits are filed with this Registration Statement unless otherwise indicated:

Exhibit No.                     Description of Exhibit
-----------                     ----------------------
3.1 Certificate of Incorporation, as amended (Amendments to document filed as Exhibit 3.1 to the Company's Amendment No. 1 to Form S-3 Registration Statement filed November 18, 1999).
3.2 Bylaws (incorporated by reference to Exhibit B to the Company's Form 8-K filed February 7, 1995).
4.3      Form of Common Stock Certificate.
5.1      Opinion of Bryan Cave LLP.
23.1     Consent of BDO Seidman, LLP, Independent Registered Public Accounting
         Firm.
23.2     Consent of Bryan Cave LLP (included as part of Exhibit 5.1).
24.1     Power of attorney (included on signature page).

-----------------

ITEM 9. UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novato, State of California on January 28, 2005.

                                          SPATIALIGHT, INC.

                                          By:   /s/ ROBERT A. OLINS
                                               -----------------------------
                                               Robert A. Olins
                                               Chief Executive Officer,
                                               Principal Financial Officer,
                                               Secretary and Treasurer


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Olins, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                     Title                         Date
---------                     -----                         ----
/s/ Robert A. Olins           Chief Executive Officer,      January 28, 2005
------------------------      Secretary, Treasurer
Robert A. Olins               and Director

*/s/ Lawrence J. Matteso      Director                      January 28, 2005
 -----------------------
 Lawrence J. Matteson

*/s/ Claude Piaget            Director                      January 28, 2005
 -----------------------
 Claude Piaget

*/s/ Robert C. Munro                                        January 28, 2005
 -----------------------
 Robert C. Munro              Director



*By: /s/ ROBERT A. OLINS                                    January 28, 2005
     -------------------
     Robert A. Olins
     (Attorney-in-fact)


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